EXHIBIT 99.1

Flushing Financial Corporation Appoints Michael A. Azarian to Board of Directors

UNIONDALE, N.Y., Feb. 05, 2019 (GLOBE NEWSWIRE) -- Flushing Financial Corporation (the “Company”) (Nasdaq: FFIC), the holding company for Flushing Bank (the “Bank”), announced today the appointment of Michael A. Azarian to its Board of Directors of the holding company, the Bank, and its subsidiaries effective February 26, 2019. The announcement was made by John R. Buran, the Company’s President and Chief Executive Officer, on behalf of the Company’s Board of Directors.

Mr. Buran stated: "We are thrilled that Michael Azarian has agreed to join our Board of Directors.  Michael is an accomplished business leader who brings with him more than 40 years of diversified technology operations experience in the financial services industry with over 30 years at two industry leaders, JPMorgan Chase and Citigroup. We recognize the important role that technology plays in our future growth strategy and having someone with Michael’s pedigree will provide us with a unique insight to compete effectively.”

Alfred DelliBovi, Chairman of the Board, added: “On behalf of the Board of Directors, I want to welcome Michael and look forward to working with him for years to come. The depth of Michael’s background will prove invaluable to our organization and I am confident that Flushing Financial will benefit greatly from his insight, judgment, and counsel.”

During his 10-year tenure at Citigroup, Mr. Azarian held the role of Chief Information Officer for the U.S. based retail consumer and commercial technology groups. In his final role before retiring in 2017, Mr. Azarian was the Managing Director for the consumer bank’s “Rainbow” program. This initiative focused on delivering advanced customer servicing capabilities which included increasing customer acquisition and cross-selling opportunities.

Prior to Citigroup, Mr. Azarian held a multitude of roles over his twenty years at JPMorgan Chase which included leading technology across the Consumer, Small Business, and Personal Financial Services markets. Earlier in his tenure, he was the Chief Technology Officer for global infrastructure as well as the Chief Operating Officer for JPMorgan’s Internet Incubator. This team developed the “Morgan On-line” program which offered personal financial services to the mass affluent sector of the Private Bank.

Mr. Azarian is an Advisory Board Member of CxO Nexus which helps Global 5000 CIOs, CMOs, CFOs, CPOs, and VMOs leverage procurement data to increase efficiency through the use of advanced Data Science and Deep Learning Neural Network techniques.

About Flushing Financial Corporation

Flushing Financial Corporation (Nasdaq: FFIC) is the holding company for Flushing Bank®, a New York State—chartered commercial bank insured by the Federal Deposit Insurance Corporation. The Bank serves consumers, businesses, professionals, corporate clients, and public entities by offering a full complement of deposit, loan, equipment finance, and cash management services through its banking offices located in Queens, Brooklyn, Manhattan, and Long Island. As a leader in real estate lending, the Bank’s experienced lending team creates mortgage solutions for real estate owners and property managers both within and outside the New York City metropolitan area. Flushing Bank is an Equal Housing Lender. The Bank also operates an online banking division consisting of iGObanking.com®, which offers competitively priced deposit products to consumers nationwide, and BankPurely®, our eco-friendly, healthier lifestyle community brand.

Additional information on Flushing Bank and Flushing Financial Corporation may be obtained by visiting the Company’s website at http://www.flushingbank.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “goals”, “potential” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

Contact:
Maria A. Grasso
Senior Executive Vice President, Chief Operating Officer
Flushing Bank
718-961-5400